UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

DesignLine Corporation
 (Exact name of registrant as specified in its charter)

Delaware	333-148735	27-1263294
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2309 Nevada Boulevard Charlotte, North Carolina	28273
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-494-7800

Jasper Ventures Inc.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 10, 2009, the board of directors of DesignLine Corporation (formerly Jasper Ventures Inc.) expanded the board to nine members, divided into three classes: Class I, Class II and Class III. Except for the initial Class I and Class II directors, whose terms expire in one and two years, respectively (2010 and 2011), the directors in each class will serve for a three-year term, one class being elected each year by our stockholders. Effective November 10, 2009, our board appointed the following seven new directors to fill the newly created vacancies: Mr. Fouad Alaeddin, Dr. Linda M. Combs, Judge Joseph M. Cox, General Buster Glosson, General Arnold Punaro, Mr. Bill R. Tillett and Mr. Edward I. Weisiger. Our board also established a compensation committee, nominating and governance committee, audit committee and executive committee and adopted a written charter for each of these committees. In connection with appointment of new directors and committee assignments, our board appointed General Glosson as the new Chairman of the board effective November 10, 2009. Information about each director’s class memberships is provided in the table below. Additional information about each new director’s principal occupation and business experience during at least the past five years follows the table below.

Name	Class (Term)
Governor James G. Martin	Class I (2010)
Dr. Linda M. Combs	Class I (2010)
Judge Joseph M. Cox	Class I (2010)
General Buster C. Glosson	Class II (2011)
General Arnold Punaro	Class II (2011)
Mr. Bill R. Tillett	Class II (2011)
Mr. Brad Glosson	Class III (2012)
Mr. Fouad Alaeddin	Class III (2012)
Mr. Edward I. Weisiger	Class III (2012)

Linda M. Combs has been involved in public service throughout her professional life. Since December 2007, Dr. Combs has delivered a number of lectures on leadership and use of business and financial analytics for various public and private companies and has also served as a consultant for the National Academy of Public Administration. Before December 2007, Dr. Combs had five Presidential appointments confirmed by the U.S. Senate and served under three Presidents: Presidents Ronald Reagan, George H.W. Bush and George W. Bush. From February 2005 to August 2007, she served as the Controller of the Office of Management and Budget under the Executive Office of President George W. Bush. From November 2003 to February 2005, she served as the Assistance Secretary for Budget and Programs and the Chief Financial Officer for the U.S. Department of Transportation. Before November 2003, Dr. Combs also served as the Chief Financial Officer for the U.S. Department of Treasury and the U.S. Environmental Protection Agency. Dr. Combs earned an Associate of the Arts degree at Gardner-Webb University, Bachelor of Science and Master’s degrees from Appalachian State University, and a Doctorate in Education from Virginia Polytechnic Institute and State University.

Joseph M. Cox is currently a practicing attorney at Patton Boggs LLP in Dallas, Texas, specializing in litigation and dispute resolution involving complex financial and commercial disputes and product liability and mass torts. Before joining Patton Boggs in December 2007, Judge Cox was a partner at another Dallas-based law firm, Hughes & Luce, LLP from January 2006 to November 2007. From August 2002 to January 2006, Judge Cox served as a District Judge in the 160th Judicial District Court of the State of Texas. Judge Cox received his Bachelor’s degree in Finance from the University of Notre Dame and a Juris Doctor degree from the University of Texas School of Law.

Buster C. Glosson has previously served as a director of DesignLine International Holdings, LLC (predecessor of DesignLine Corporation) from August 2006 until July 22, 2009, when we converted from a limited liability company to a corporation. Since 1994, General Glosson serves as the Chief Executive Officer and Chairman of Eagle, Limited, a private investment company. From 2007 to 2008, he served as the Chief Executive Officer of Uncle Julio’s, a $90 million revenue Mexican food chain. He is also a member of the board of directors of Uncle Julio’s and the Alcoholic Beverage Medical Research Foundation (ABMRF). General Glosson received his Bachelor’s degree in Electrical Engineering from the North Carolina State University and is a graduate of the National War College in Washington, D.C. General Glosson is a retired U.S. Air Force Lieutenant General.

Arnold Punaro is Executive Vice President at Science Applications International Corporation (SAIC), a scientific, engineering and technology applications company. General Punaro joined SAIC in 1997 and is responsible for SAIC’s government affairs, worldwide communications, real estate and support operations as well as general manager of their Washington operations with over 17,500 employees in the region. He serves as a Senior Fellow on Secretary of Defense Gates’ Defense Business Board and as a Senior Associate at the Center for Strategic and International Studies in Washington, D.C. He serves on the Boards of the Atlantic Council, the National Defense Industrial Association, and Wolf Trap. In January 2005, he was named to chair the independent Commission on the National Guard and Reserves (CNGR). He has a Masters of Arts degree from the University of Georgia and a Masters of Arts degree from Georgetown University, the latter in national security studies. General Punaro was on the Adjunct Faculty of the Walsh School of Foreign Service at Georgetown University for 10 years and is a retired U.S. Marine Corps Major General.

Bill R. Tillett has worked in the accounting and financial profession during the past three decades. Since retiring from Coopers & Lybrand as a Managing Partner and a member of its National Board, Mr. Tillett has been a Transaction Partner and an Executive Committee member of Maplewood Partners, through which he serves on the portfolio board of a $100 million revenue automobile parts company and Uncle Julio’s, a $90 million revenue Mexican food chain. Mr. Tillet is also the Chairman of National Foundation for Advancement in the Arts, the Trustee of United Way of Miami – Dade and the Board member of the Community Partnership for the Homeless, Inc. and the Baptist Hospital System foundation. Mr. Tillett received his Bachelor’s degree in Business from the North Texas State University and is a certified public accountant.

Fouad M. Alaeddin is a Managing Partner of PricewaterhouseCoopers in the Middle East. Before joining PricewaterhouseCoopers, Mr. Alaeddin served as a Managing Partner for Arthur Andersen from 1982 to 2002 and then for Ernst & Young in the Middle East from 2002 until 2009, in which he led a global team specializing in serving the Middle East Sovereign Wealth Funds. Mr. Alaeddin also serves as the Chairman of Galeana Telecommunications Investments, Metrobeam and Kulacom Broadband Investment Company, each of which specializes in telecommunications in the Middle East. Mr. Alaeddin received his undergraduate degree from Ain Shams University in Cairo, Egypt and is a member of the American Institute of Certified Public Accountants and the International Accounting Standards Committee.

Edward I. Weisiger has previously served as a director of DesignLine International Holdings, LLC (predecessor of DesignLine Corporation) from February 2009 until July 22, 2009, when we converted from a limited liability company to a corporation. After serving in the U.S. military, Mr. Weisiger joined Carolina Tractor and Equipment Company. He served as the President and since 1991 serves as the Chairman of the Board of Directors of Carolina Tractor and Equipment Company. In addition, Mr. Weisiger has served on the Board of Directors of Wachovia Bank and was the Chairman of the Board of Trustees of North Carolina State University. Mr. Weisiger received his Bachelor’s degree in Mechanical Engineering from the North Carolina State University.

There has been no transaction during the past two years, or proposed transaction, to which we were or are to be a party in which each of the new directors had or has a direct or indirect material interest required to be disclosed under Item 404 of SEC Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 9, 2009, we completed a reincorporation of our company into Delaware from Nevada by merging with and into a newly created, wholly-owned subsidiary (formed in Delaware for the sole purpose of effecting the reincorporation) pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware and the Articles of Merger filed with the Secretary of State of the State of Nevada. In connection with the reincorporation merger, our stockholders will receive one share of common stock, par value $0.0001 per share, of DesignLine Corporation, for every one share of Jasper Ventures common stock, par value $0.001 per share, they owned as of November 9, 2009. The class of securities issued in connection with the reincorporation merger is deemed to be registered under Section 12(g) of the Securities Act by operation of Rule 12g-3(a).

In addition, as previously described in more detail in the definitive Information Statement on Schedule 14C filed with the SEC on October 20, 2009, we adopted a new Delaware Certificate of Incorporation and Bylaws and changed our name from “Jasper Ventures Inc.” to “DesignLine Corporation” effective November 9, 2009. Immediately prior to the reincorporation, our board amended and restated the Bylaws of Jasper Ventures to be substantially similar to the Bylaws for DesignLine Corporation except for such differences as are required by differences between the Nevada and Delaware corporation codes. Certain significant differences between the Jasper Ventures Articles of Incorporation and Bylaws, as amended, and the Certificate of Incorporation and Bylaws for DesignLine Corporation are disclosed in detail in the Schedule 14C.

Copies of the Certificate of Ownership and Merger, the Articles of Merger and our new Certificate of Incorporation and Bylaws are attached to this Current Report on Form 8-K as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively.

Item 8.01 Other Events.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item by reference.

In connection with our name change, the CUSIP number for our common stock was also changed to “25058F 104” effective November 9, 2009.

As noted above, following the reincorporation merger, our board increased to a total of nine members, established a compensation committee, nominating and governance committee, audit committee and executive committee and adopted a written charter for each of these committees. Our board also adopted various policies and procedures as part of our new corporate governance program, including with respect to (a) a director nomination process and policies for the qualification, identification, evaluation or consideration of director candidates; (b) related person transactions; (c) a code of business conduct and ethics; (d) corporate governance guidelines; and (e) insider trading policies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Ownership and Merger dated November 9, 2009 and filed with the Secretary of State of the State of Delaware on November 9, 2009.
3.2	Articles of Merger dated November 9, 2009 and filed with the Secretary of State of the State of Nevada on November 9, 2009.
3.3	Certificate of Incorporation of DesignLine Corporation.
3.4	Bylaws of DesignLine Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DesignLine Corporation
Dated: November 13, 2009	By:	/s/ Brad C. Glosson

Brad C. Glosson Chief Executive Officer

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